UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2007

PANACOS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a) Not applicable.

(c) On January 8, 2007, Panacos Pharmaceuticals, Inc. (“Panacos” or the “Company”) announced that Alan W. Dunton, M.D., age 52, was appointed by the Board of Directors to be the Company’s Chief Executive Officer as of January 5, 2007.

Since 2005, Dr. Dunton has served as the non-executive chairman of the board of directors of ActivBiotics, Inc., a privately held biopharmaceutical company. Previously, he was the president and chief executive officer of Metaphore Pharmaceuticals, Inc. from 2003 until 2005, when it merged with ActivBiotics. From 2004 until 2005, Dr. Dunton served as a member of the board of directors of Vicuron Pharmaceuticals until it was acquired by Pfizer, Inc. In 2002, Dr. Dunton served as president, chief operating officer and a director of Emisphere Technologies, Inc., a biopharmaceutical company. From 1994 to 2001, Dr. Dunton was a senior executive in various capacities in the Pharmaceuticals Group of Johnson & Johnson. From 1999 to 2001, Dr. Dunton was president and managing director of The Janssen Research Foundation, a Johnson & Johnson company. From 1998 to 1999, he served as group vice president of global clinical research and development of Janssen. Prior to joining Janssen, Dr. Dunton was vice president of global clinical research and development at the R.W. Johnson Pharmaceutical Research Institute, also a Johnson & Johnson company. Prior to joining Johnson & Johnson, Dr. Dunton held positions in clinical research and development at Syntex Corporation, CIBA-GEIGY Corporation and Hoffmann La Roche Inc.

Dr. Dunton also presently serves as a member of the board of directors of the following public companies: Targacept, Inc.; Adams Respiratory Therapeutics, Inc.; MediciNova, Inc.; and a private company, VWR International, which is a wholly owned subsidiary of CDRV Holdings, Inc., which in turn is a wholly owned subsidiary of the public company CDRV Investors, Inc.

Dr. Dunton holds a M.D. degree from New York University School of Medicine, where he completed his residency in internal medicine. He also was a Fellow in Clinical Pharmacology at the New York Hospital/Cornell University Medical Center.

There are no family relationships between Dr. Dunton and any director or executive officer of Panacos.

Pursuant to Dr. Dunton’s employment as the Company’s Chief Executive Officer, the Compensation Committee of the Board of Directors recommended, the Board of Directors approved, a compensation package for Dr. Dunton that is comprised of:

1. base pay annualized at $400,000, minus customary deductions for federal and state taxes and other requirements, to be paid in accordance with the Company’s usual payroll practices;

2. an annual cash bonus targeted at 50% of Dr. Dunton’s annual base pay, to be paid at the end of each calendar year. The amount of any such annual cash award, which may be less than or greater than the target amount, will be determined at the sole discretion of the Board of Directors, based on the achievement of mutually agreed upon performance goals, and will be based on the Board’s assessment of Dr. Dunton’s performance and the overall performance of the Company and Dr. Dunton’s continued employment with the Company; and

3. an initial option to purchase one million shares of common stock of the Company at fair market value at the time of grant, pursuant to the terms of a stock option agreement. Of the 1,000,000 options, which to the extent permitted by law shall be incentive stock options, 670,000 will become exercisable on a time-based basis at the rate of 1/48th per month beginning on February 5, 2007 and continuing as set forth in the stock option certificate. The remaining 330,000 shares that are subject to the option will vest in 110,000 share increments on specific performance based terms, as established by the Board of Directors and as set forth below, or in full on January 5, 2012.

The proposed milestones for the options that are subject to performance based vesting are as follows:

Tranche A, consisting of 110,000 stock options, will vest on the earlier of: (1) January 5, 2012 or (2) the date of the issuance of a press release, approved by the Board of Directors, announcing the initiation of a Phase 3 or pivotal trial of a product of the Company.

Tranche B, consisting of 110,000 stock options, will vest on the earliest of: (1) January 5, 2012 or (2) the date of receipt of at least $50 million in the aggregate of net proceeds to the Company from the sale of equity by the Company on or after January 5, 2007 in one or more financings, or (3) the date of the execution of a commercial collaboration or license agreement for bevirimat that covers at least one of the United States or European Union markets.

Tranche C, consisting of 110,000 stock options, will vest on the earlier of: (1) January 5, 2012 or (2) the date of the filing with the Food and Drug Administration of a New Drug Application for a product of the Company or the date of the filing of a Marketing Authorization Application with the European Medicines Agency for a product of the Company.

Further, the Company will pay for Dr. Dunton’s relocation expenses and provide him a managed home sale program, through which the Company will cover the cost of selling his current home. The Company will also reimburse Dr. Dunton for expenses associated with the purchase of a new primary residence, including the cost of two house hunting trips to Massachusetts for Dr. Dunton and his family, customary closing costs on Dr. Dunton’s purchase of a new home in Massachusetts (not to include mortgage points); and the cost of temporary housing located in Massachusetts for up to twelve (12) months at a cost to be mutually agreed upon by Dr. Dunton and the Board of Directors, prior to his moving into his primary residence.

Dr. Dunton is also entitled, subject to the eligibility requirements of any applicable plans or policies, to participate in all benefits offered by the Company on the same terms as all other executive employees of the Company, including Panacos’ medical, disability and life insurance, dependent care and medical flexible spending plans, 401(k) plan, and paid vacation and holiday time.

(d) Contemporaneous with the naming of Dr. Dunton as the Chief Executive Officer, the Board of Directors of Panacos appointed Dr. Dunton as a member of the Board of Directors by increasing the size of the Board from seven to eight persons and, upon the recommendation of its nominating and governance committee, electing Dr. Dunton to serve as a director in Class III. Dr. Dunton was elected for a term coincident with the other Class III directors, to serve in accordance with the By-Laws, and to continue until the 2007 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified, subject to his earlier removal, resignation or death. At this time, Dr. Dunton has not been elected to any committee memberships.

(b) and (e) In conjunction with Dr. Dunton’s appointment to the role of Chief Executive Officer, the Board of Directors reinstated Dr. Peyton Marshall’s original title of Executive Vice President and Chief Financial Officer and thanked him for his service as the Company’s Acting Chief Executive Officer. Dr. Marshall’s compensation package was similarly adjusted for the change, reducing his salary to a base pay of $275,000 per year, retroactive to January 5, 2007, and readjusting his potential annual cash bonus to an annual cash bonus targeted at 40% of his annual base pay. Dr. Marshall will serve as the Company’s Principal Accounting Officer, replacing Robert Pelletier in that role. Mr. Pelletier will remain as the Company’s Vice President, Finance.

(f) Not applicable.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

99.1	Press Release of Panacos Pharmaceuticals, Inc. dated January 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.

Dated: January 9, 2007	By:	/S/ PEYTON MARSHALL
Peyton Marshall, Ph.D. Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Panacos Pharmaceuticals, Inc. dated January 8, 2007.